Exhibit 99.1

PC Connection, Inc. Reports Third Quarter Results

THIRD QUARTER SUMMARY:

  Q3 net sales: $575.6 million, up 8% year over year
  Gross margin: 12.2% of net sales, up 60 basis points year over year
  Operating income: $15.9 million, or 2.8% of net sales
  Diluted earnings per share: $0.35 per share, up 9% year over year

MERRIMACK, N.H.--(BUSINESS WIRE)--November 3, 2011--PC Connection, Inc. (NASDAQ: PCCC), a holder of companies that provide a full range of information technology (IT) solutions from design through deployment to business, government, and education markets, today announced results for the quarter ended September 30, 2011. Net sales for the three months ended September 30, 2011 were $575.6 million, a year-over-year increase of $42.8 million or 8.0%. Net income for the quarter was $9.4 million, or $0.35 per share, compared to net income of $8.6 million, or $0.32 per share for the corresponding prior year quarter.

Net sales for the nine months ended September 30, 2011 were $1,550.1 million, an increase of $131.5 million or 9.3%, compared to $1,418.6 million for the nine months ended September 30, 2010. Net income for the nine months ended September 30, 2011 was $21.4 million, or $0.80 per share, compared to net income of $16.1 million, or $0.59 per share, for the nine months ended September 30, 2010.

Quarterly Sales by Segment:

  Net sales for the SMB business segment increased by 1.7% to $212.2 compared to net sales in the third quarter of 2010. Sales of desktops and notebooks related to the PC refresh continued in the quarter, however, the year-over-year growth rate for the quarter was lower due to higher sales of tablets in the third quarter of 2010.
  Net sales for the Large Account segment increased by 29.4% to $206.6 million compared to sales in the third quarter of 2010. This segment includes the operating results for ValCom Technology (“ValCom”), a provider of infrastructure management and onsite managed services to medium-to-large corporations, which we acquired in the first quarter of 2011. Excluding ValCom’s sales for the quarter, Large Account sales would have increased year over year by 24.1% due to increased sales to both existing and new customers.
  Net sales to government and education customers (Public Sector segment) were $144.6 million in the quarter, compared to $145.6 million in the third quarter of 2010. Increased sales to educational institutions during the quarter were offset by decreased sales to the federal government, which were impacted by constraints in the federal budget.
  Net sales to consumers and SOHO customers by PC Connection Express were $12.2 million, compared to $18.8 million in the third quarter of 2010. Gross margin improvements continued to be the primary focus for this segment in 2011.

Quarterly Sales by Product Mix:

  Desktop/server sales increased by 20% year over year, accounting for 17% of net sales in the third quarter of 2011 compared to 15% of net sales in the prior year quarter. Desktop sales grew primarily as a result of increased unit sales in our Large Account segment as ASPs were largely unchanged year over year.
  Notebook and PDA sales increased by 6% year over year and accounted for 17% of net sales in the third quarter of 2011 and 2010. Higher unit sales offset a decrease in average selling prices, or ASPs, which prices were impacted by competitive pricing pressures.
  Software sales decreased slightly by 1%, accounting for 14% of net sales in the third quarter of 2011, compared to 15% in the prior year quarter. Software sales increased in both the Large Account and SMB segments, but were offset by a year-over-year decrease in Public Sector sales, which reported an unusually large software sale in the third quarter of 2010.
  Video, Imaging and Sound sales grew by 27% year over year and accounted for 11% of net sales in the third quarter of 2011 compared to 10% in the prior year quarter. Year-over-year growth was largely due to a successful 2011 product roll-out in the Large Account segment.

Overall gross profit dollars for the quarter increased by 14%, or $8.5 million, compared to the third quarter of 2010. Consolidated gross margin, as a percentage of net sales, increased year over year by 60 basis points to 12.2% in the third quarter of 2011. Improved invoice selling margins was the primary driver for the increase. SMB, Public Sector, and Consumer/SOHO increased their gross margin compared to the prior year quarter, while Large Account experienced a decrease due in part to lower sales of high-margin enterprise software.

Overall annualized sales productivity increased slightly in the third quarter of 2011 compared to the third quarter of 2010. Sales productivity in the Large Account segment increased by 1%, but was largely offset by decreases in the SMB and Public Sector segments of 1% and 6%, respectively. On a consolidated basis, the total number of sales representatives was 636 at September 30, 2011, compared to 595 at September 30, 2010, and 630 at June 30, 2011.

Total selling, general and administrative expenses for the quarter increased year over year by 15%, or $6.9 million, and increased as a percentage of net sales from 8.9% for the third quarter of 2010 to 9.4% for the third quarter of 2011. The year-over-year increase was attributable to investments in solutions sales capabilities, increased variable compensation associated with improved gross profit, increased marketing expenditures, and the inclusion of ValCom’s operating costs for the quarter.

The Company repurchased 304 thousand shares of its common stock for treasury during the quarter. Total treasury stock purchased year-to-date was 487 thousand shares at an average price of $8.28 per share. The Company also considers block repurchases directly from larger stockholders, as well as open market purchases, in carrying out its ongoing stock repurchase program.

“We achieved record third quarter revenue and made significant gains in both gross margin and operating income that outpaced our revenue growth,” said Timothy McGrath, President and Chief Executive Officer. “Our focus on margin improvement resulted in our highest quarterly operating income and earnings per share in over a decade. We believe our strong team and core business strategies position us well for future success.”

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, owns five sales companies: PC Connection Sales Corporation, MoreDirect, Inc., GovConnection, Inc., PC Connection Express, Inc., and Professional Computer Center, Inc. d/b/a ValCom Technology, headquartered in Merrimack, NH, Boca Raton, FL, Rockville, MD, Portsmouth, NH, and Itasca, IL, respectively. All five companies can deliver custom-configured computer systems overnight from PC Connection Services’ ISO 9001:2008 certified technical configuration lab at its distribution center in Wilmington, OH. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector, is a rapid-response provider of IT products and services. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, publications, and its website at www.pcconnection.com.

MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect’s TRAXX™ system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

GovConnection, Inc. (800-800-0019) is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

PC Connection Express, Inc. (888-800-0323) is a rapid-response provider of computer products and consumer electronics to home, home office, and small office users. Customers can purchase the best-known brands in the industry online at www.pcconnectionexpress.com or order by calling a trained sales specialist. The subsidiary includes the MacConnection brand (800-800-2222), one of Apple’s largest authorized online resellers at www.macconnection.com.

Professional Computer Center, Inc. d/b/a ValCom Technology (630-285-0500), www.valcomtechnology.com, provides technology services to medium-to-large corporate organizations utilizing its proprietary cloud-based IT service management software, WebSPOC™. Through its experienced technical service personnel ValCom Technology provides network, server, storage, mission-critical onsite support, installation, and host of lifecycle services.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to manage personnel levels in response to fluctuations in revenue, and other risks that could cause actual results to differ materially from those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2010. More specifically, the statements in this release concerning the Company’s outlook for 2011 and other statements of a non-historical basis (including statements regarding the Company’s ability to grow revenues, improve gross margins, and increase market share) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, the ability of the Company to integrate the operations of ValCom Technology, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

CONSOLIDATED SELECTED FINANCIAL INFORMATION
At or for the Three Months Ended September 30,	2011		2010
(Dollars and shares in thousands, except operating data, P/E ratio, and per share data)		% of Net Sales		% of Net Sales	% Change

Operating Data:
Net sales	$575,646		$532,827		8%
Diluted earnings per share	$0.35		$0.32		9%

Gross margin	12.2%		11.6%
Operating margin	2.8%		2.7%
Return on equity (1)	13.8%		14.1%

Catalogs distributed	1,333,000		2,042,000		(35%)
Orders entered (2)	347,000		345,300		-
Average order size (2)	$2,003		$1,942		3%

Inventory turns (1)	28		26
Days sales outstanding	46		49

Product Mix:
Desktop/Server	$98,994	17%	$82,222	15%	20%
Notebook & PDA	98,210	17	92,451	17	6
Software	82,204	14	82,748	15	(1)
Video, Imaging & Sound	64,552	11	50,840	10	27
Net/Com Product	56,627	10	54,606	10	4
Printer & Printer Supplies	40,691	7	40,379	8	1
Storage Device	39,266	7	35,986	7	9
Memory & System Enhancement	17,745	3	25,171	5	(30)
Accessory/Other	77,357	14	68,424	13	13
Total Net Sales	$575,646	100%	$532,827	100%	8%

Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

	$200,580	35%	$200,367	38%	-

Stock Performance Indicators:
Actual shares outstanding	26,309		26,544
Total book value per share	$10.49		$9.40
Tangible book value per share	$8.34		$7.52
Closing price	$7.98		$6.83
Market capitalization	$209,946		$181,296
Trailing price/earnings ratio	8		9

(1) Annualized
(2) Does not reflect cancellations or returns

REVENUE AND MARGIN INFORMATION
For the Three Months Ended September 30,	2011		2010
(Dollars in thousands)	Net Sales	Gross Margin	Net Sales	Gross Margin

SMB	$212,248	15.9%	$208,733	14.2%
Large Account	206,564	9.8	159,641	10.1
Public Sector	144,629	10.5	145,615	10.2
Consumer/SOHO	12,205	10.9	18,838	7.4
Total	$575,646	12.2%	$532,827	11.6%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended September 30,	2011		2010
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$575,646	100.0%	$532,827	100.0%
Cost of sales	505,210	87.8	470,856	88.4
Gross profit	70,436	12.2	61,971	11.6

Selling, general and administrative expenses	54,554	9.4	47,640	8.9
Income from operations	15,882	2.8	14,331	2.7

Interest expense	(93)	-	(111)	-
Other, net	32	-	49	-
Income tax provision	(6,435)	(1.2)	(5,643)	(1.1)
Net income	$9,386	1.6%	$8,626	1.6%

Earnings per common share:
Basic	$0.35		$0.32
Diluted	$0.35		$0.32

Weighted average common shares outstanding:
Basic	26,615		26,939
Diluted	26,692		26,977

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Nine Months Ended September 30,	2011		2010
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$1,550,133	100.0%	$1,418,635	100.0%
Cost of sales	1,353,984	87.4	1,252,031	88.3
Gross profit	196,149	12.6	166,604	11.7

Selling, general and administrative expenses	160,321	10.3	139,615	9.8
Income from operations	35,828	2.3	26,989	1.9

Interest expense	(221)	-	(305)	-
Other, net	129	-	159	-
Income tax provision	(14,376)	0.9	(10,760)	(0.8)
Net income	$21,360	1.4%	$16,083	1.1%

Earnings per common share:
Basic	$0.80		$0.59
Diluted	$0.80		$0.59

Weighted average common shares outstanding:
Basic	26,788		27,070
Diluted	26,860		27,108

CONDENSED CONSOLIDATED BALANCE SHEETS			September 30,		December 31,
(amounts in thousands)			2011		2010

ASSETS
Current Assets:
Cash and cash equivalents			$39,760		$35,374
Accounts receivable, net			269,916		238,011
Inventories			72,970		74,293
Deferred income taxes			4,520		3,813
Prepaid expenses and other current assets			3,931		4,210
Income taxes receivable			250		1,489
Total current assets			391,347		357,190
Property and equipment, net			21,913		13,500
Goodwill			51,276		48,060
Other intangibles, net			5,389		1,786
Other assets			590		405
Total Assets			$470,515		$420,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease obligation to affiliate			$945		$870
Accounts payable			138,819		114,632
Accrued expenses and other liabilities			26,611		23,963
Accrued payroll			13,788		12,652
Total current liabilities			180,163		152,117
Deferred income taxes			8,462		5,822
Capital lease obligation to affiliate, less current maturities			1,242		1,960
Other liabilities			4,546		3,403
Total Liabilities			194,413		163,302
Stockholders’ Equity:
Common stock			276		275
Additional paid-in capital			99,369		98,871
Retained earnings			185,435		164,075
Treasury stock at cost			(8,978)		(5,582)
Total Stockholders’ Equity			276,102		257,639
Total Liabilities and Stockholders’ Equity			$470,515		$420,941

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Nine Months Ended September 30, 2011 (amounts in thousands)

	Common Stock		Additional	Retained	Treasury Stock
	Shares	Amount	Paid-In Capital	Earnings	Shares	Amount	Total

Balance–January 1, 2011	27,507	$275	$98,871	$164,075	(854)	$(5,582)	$257,639

Stock-based compensation expense	-	-	698	-	-	-	698

Issuance of common stock under Employee Stock Purchase Plan	23	-	183	-	-	-	183

Nonvested stock awards	-	-	(633)	-	93	633	-

Tax benefit from stock-based compensation	-	-	68	-	-	-	68

Repurchase of common stock for treasury	-	-	-	-	(487)	(4,029)	(4,029)

Issuance of common stock under stock incentive plans	27	1	182	-	-	-	183

Net income and comprehensive income	-	-	-	21,360	-	-	21,360

Balance–September 30, 2011	27,557	$276	$99,369	$185,435	(1,248)	$(8,978)	$276,102

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, (amounts in thousands)	2011	2010

Cash Flows from Operating Activities:
Net income	$21,360	$16,083
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	4,375	4,152
Deferred income taxes	1,933	1,256
Provision for doubtful accounts	1,765	1,737
Stock-based compensation expense	698	1,102
Income tax benefit (deficiency) from stock-based compensation	68	(18)
Loss on disposal of fixed assets	13	6
Fair value adjustment to contingent consideration	(20)	-

Changes in assets and liabilities:
Accounts receivable	(30,407)	(40,348)
Inventories	1,617	(14,035)
Prepaid expenses and other current assets	1,786	(1,467)
Other non-current assets	(157)	71
Accounts payable	22,100	24,675
Accrued expenses and other liabilities	(2,761)	7,676
Net cash provided by operating activities	22,370	890

Cash Flows from Investing Activities:
Purchases of property and equipment	(8,483)	(2,350)
Acquisition of ValCom Technology, net of cash acquired	(4,745)	-
Purchase of intangible asset	(450)	(800)
Proceeds from sale of property and equipment	-	6
Net cash used for investing activities	(13,678)	(3,144)

Cash Flows from Financing Activities:
Purchase of treasury shares	(4,029)	(3,067)
Repayment of capital lease obligation to affiliate	(643)	(576)
Issuance of stock under Employee Stock Purchase Plan	183	135
Exercise of stock options	183	-
Net cash used for financing activities	(4,306)	(3,508)
Increase (decrease) in cash and cash equivalents	4,386	(5,762)
Cash and cash equivalents, beginning of period	35,374	46,297
Cash and cash equivalents, end of period	$39,760	$40,535

Non-cash Investing and Financing Activities:
Contingent consideration included in accrued expenses and other liabilities	$1,900	$-
Accrued capital expenditures	746	3,117
Issuance of nonvested stock from treasury	633	820

CONTACT:
PC Connection, Inc.
William Schulze, 603-683-2322
Vice President and Corporate Controller